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                                                                     EXHIBIT 8.2

13 December 2001

                                                          Lawyers

                                                          Levels 23-35
                                                          No.1 O'Connell Street
                                                          Sydney  NSW  2000
                                                          Australia

                                                          PO Box H3
                                                          Australia Square
                                                          Sydney  NSW  1215
Securitisation Advisory Services Pty Limited              DX 370 Sydney
Level 8
48 Martin Place                                           Tel   + 61 2 9353 4000
SYDNEY NSW 2000.                                          Fax   + 61 2 9251 7832
                                                          www.claytonutz.com.au

                                                          Sydney . Melbourne
                                                          Brisbane . Perth
                                                          Canberra . Darwin

                                                          Our reference
                                                          161/1697903

                                                          Your reference

Dear Sirs

Commonwealth Bank of Australia: Global Mortgage Backed Securities

We have acted for Securitisation Advisory Services Pty. Limited ("SAS") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") and the Base Prospectus (the "Base Prospectus") and form of Prospectus Supplement (the "Form of Prospectus Supplement") forming a part thereof (together, the "Prospectus") filed by SAS with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

Definitions in the Prospectus apply in this opinion. Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.      Documents

We have examined the Master Trust Deed dated 8 October 1998 (as amended) between SAS and Perpetual Trustee Company Limited and the following documents filed as exhibits to the Registration Statement:

(a)     a form of Series Supplement;

(b)     a form of Note Trust Deed;

(c)     a form of Security Trust Deed;

(d)     a form of Liquidity Facility Agreement;

(e)     a form of Standby Redraw Facility Agreement;

(f)     a form of ISDA Master Agreement - Interest Rate Swap Agreement;

(g)     a forms of two ISDA Master Agreement - Currency Swap Agreements;

(h)     a form of Underwriting Agreement;

(i)     a form of Agency Agreement; and

(j)     a copy of the Prospectus.

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Securitisation Advisory Services Pty Limited                    13 December 2001
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2.    Assumption

For the purposes of giving this opinion we have assumed that where a form of a document has been submitted to us it will be executed in that form.

3.    Qualifications

Our opinion is subject to the following qualifications.

(a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States.

(b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Base Prospectus and in the related Prospectus Supplement for a series of US Dollar notes.

4.    Opinion

Based on the assumption and subject to the qualifications set out above we are of the opinion that while the section entitled "Australian Tax Matters" in the Base Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the US Dollar notes, we hereby confirm that, if we are acting as Australian tax counsel with respect to any series of US Dollar notes, the opinions set forth in the Base Prospectus under the heading "Australian Tax Matters" which discuss the material Australian income tax consequences of the purchase ownership and disposition of the US Dollar notes (as modified by the statements, if any, in the related Prospectus Supplement for that series of US Dollar notes) accurately reflect our opinion. There can be no assurance, however, that the tax conclusions presented in the Base Prospectus under the heading "Australian Tax Matters" (as modified by the related Prospectus Supplement for a series of US Dollar notes) will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-3 filed with the Prospectus and to the references to this firm under the heading "Australian Tax Matters" and "Enforcement of Foreign Judgments in Australia" in the Base Prospectus and under the heading "Legal Matters" in the Base Prospectus and the Form of Prospectus Supplement, without admitting that we are "experts" within the meaning of the Securities Act of 1933 of the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully
CLAYTON UTZ


Mark Friezer
Partner
9353 4227
mfriezer@claytonutz.com

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